News Release

Contacts:	Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three Months and Fiscal Year Ended October 31, 2018

Boston, MA, November 27, 2018 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $3.11 for the fiscal year ended October 31, 2018, an increase of 29 percent from $2.42 of earnings per diluted share for the fiscal year ended October 31, 2017.

The Company reported adjusted earnings per diluted share(1) of $3.21 for the fiscal year ended October 31, 2018, an increase of 29 percent from $2.48 of adjusted earnings per diluted share for the fiscal year ended October 31, 2017. For the fiscal year ended October 31, 2018, adjusted earnings exceeded earnings under U.S. generally accepted accounting principles (U.S. GAAP) by $0.10 per diluted share, reflecting the add back of $24.0 million related to enactment of the Tax Cuts and Jobs Act (the 2017 Tax Act), a $6.5 million charge recognized upon the expiration of the Company’s option to acquire an additional 26 percent ownership interest in 49 percent-owned Hexavest, Inc. (Hexavest) and the reversal of $17.5 million of net excess tax benefits recognized from the exercise of employee stock options and vesting of restricted stock awards during fiscal 2018. For the fiscal year ended October 31, 2017, adjusted earnings exceeded U.S. GAAP earnings by $0.06 per diluted share, reflecting the add back of $5.4 million of costs associated with the May 2017 retirement of $250 million aggregate principal amount of the Company’s 6.5 percent senior notes due October 2, 2017 (2017 Senior Notes), $3.5 million of structuring fees paid in connection with the initial public offering of Eaton Vance Floating-Rate 2022 Target Term Trust (2022 Target Term Trust) in July 2017 and $0.5 million related to increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value. Attachment 2 shows a reconciliation of GAAP earnings to adjusted earnings.

The Company reported earnings per diluted share of $0.87 for the fourth quarter of fiscal 2018, an increase of 26 percent from $0.69 of earnings per diluted share in the fourth quarter of fiscal 2017 and an increase of 5 percent from $0.83 of earnings per diluted share in the third quarter of fiscal 2018.

The Company reported adjusted earnings per diluted share of $0.85 for the fourth quarter of fiscal 2018, an increase of 21 percent from $0.70 of adjusted earnings per diluted share in the fourth quarter of fiscal 2017 and an increase of 4 percent from $0.82 of adjusted earnings per diluted share in the third quarter of fiscal 2018. In the fourth quarter of fiscal 2018, U.S. GAAP earnings exceeded adjusted earnings by $0.02 per diluted

(1)Although the Company reports its financial results in accordance with U.S. GAAP, management believes that certain non-U.S. GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (non-controlling interest value adjustments), closed-end fund structuring fees, costs associated with special dividends, debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, and non-recurring charges for the effect of the tax law changes. Management and our Board of Directors, as well as certain of our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

share, reflecting the reversal of $2.4 million of net excess tax benefits recognized from the exercise of employee stock options and vesting of restricted stock awards during the period. In the fourth quarter of fiscal 2017, adjusted earnings exceeded U.S. GAAP earnings by $0.01 per diluted share, reflecting the add back of $0.6 million related to increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value. In the third quarter of fiscal 2018, U.S. GAAP earnings exceeded adjusted earnings by $0.01 per diluted share, reflecting the reversal of $1.3 million of net excess tax benefits recognized from the exercise of employee stock options and vesting of restricted stock awards during the period.

Net gains and other investment income related to seed capital investments contributed $0.03 and $0.04 to earnings per diluted share for the fiscal years ended October 31, 2018 and 2017, respectively. Net gains and other investment income related to seed capital investments contributed $0.01 to earnings per diluted share in each of the fourth quarter of fiscal 2018, the fourth quarter of fiscal 2017 and the third quarter of fiscal 2018.

Consolidated net inflows of $17.3 billion for the fiscal year ended October 31, 2018 represent a 4 percent internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $37.8 billion and 11 percent internal growth in managed assets for the fiscal year ended October 31, 2017. Excluding exposure management mandates, the Company’s internal growth rate in managed assets was 8 percent and 10 percent for the fiscal years ended October 31, 2018 and 2017, respectively.

Consolidated net inflows of $2.1 billion in the fourth quarter of fiscal 2018 represent a 2 percent annualized internal growth rate in managed assets. This compares to net inflows of $8.0 billion and 8 percent annualized internal growth in managed assets in the fourth quarter of fiscal 2017 and net inflows of $3.7 billion and annualized internal growth in managed assets of 3 percent in the third quarter of fiscal 2018. Excluding exposure management mandates, the Company’s annualized internal growth rate in managed assets was 5 percent in the fourth quarter of fiscal 2018, 6 percent in the fourth quarter of fiscal 2017 and 8 percent in the third quarter of fiscal 2018.

The Company’s internal management fee revenue growth rate (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows divided by beginning of period consolidated management fee revenue) was 5 percent and 7 percent for the fiscal years ended October 31, 2018 and 2017, respectively.

The Company’s annualized internal management fee revenue growth rate was 2 percent in the fourth quarter of fiscal 2018 and 5 percent in both the fourth quarter of fiscal 2017 and third quarter of fiscal 2018.

Consolidated assets under management were $439.3 billion on October 31, 2018, up 4 percent from $422.3 billion of consolidated managed assets on October 31, 2017 and down 3 percent from $453.2 billion of consolidated managed assets on July 31, 2018. The year-over-year increase in consolidated assets under management reflects net inflows of $17.3 billion and market price declines of $0.4 billion in fiscal 2018. The sequential quarterly decrease in consolidated assets under management reflects net inflows of $2.1 billion and market price declines of $16.0 billion in the fourth quarter of fiscal 2018.

“Eaton Vance achieved record quarterly earnings in the fourth quarter of fiscal 2018 and record annual earnings for fiscal 2018 as a whole,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “While organic growth has softened over recent quarters amid a deteriorating market environment, we continue to believe the Company is positioned for continued long-term success.”

Average consolidated assets under management were $442.4 billion for the fiscal year ended October 31, 2018, an increase of 16 percent from $382.4 billion for the fiscal year ended October 31, 2017. Average consolidated assets under management were $453.3 billion in the fourth quarter of fiscal 2018, up 10 percent from $413.9 billion in the fourth quarter of fiscal 2017 and up 2 percent from $446.0 billion in the third quarter of fiscal 2018.

Excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 33.5 basis points for the fiscal year ended October 31, 2018, a decrease of 3 percent from 34.5 basis points for the fiscal year ended October 31, 2017. Excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 33.4 basis points in the fourth quarter of fiscal 2018, down 1 percent from 33.9 basis points in the fourth quarter of fiscal 2017 and substantially unchanged from 33.5 basis points in the third quarter of fiscal 2018. Changes in average annualized management fee rates for the compared periods primarily reflect shifts in the Company’s mix of business.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $156.5 billion for the fiscal year ended October 31, 2018, a decrease of 7 percent from $168.3 billion for the fiscal year ended October 31, 2017. Excluding exposure management mandates, consolidated sales and other inflows for the fiscal year ended October 31, 2018 were up 3 percent from the fiscal year ended October 31, 2017. Consolidated sales and other inflows were $35.2 billion in the fourth quarter of fiscal 2018, down 21 percent from $44.6 billion in the fourth quarter of fiscal 2017 and down 7 percent from $38.0 billion in the third quarter of fiscal 2018. Excluding exposure management mandates, consolidated sales and other inflows in the fourth quarter of fiscal 2018 were up 9 percent from the fourth quarter of fiscal 2017 and down 3 percent from the third quarter of fiscal 2018.

Consolidated redemptions and other outflows were $139.1 billion for the fiscal year ended October 31, 2018, an increase of 7 percent from $130.4 billion for the fiscal year ended October 31, 2017. Excluding exposure management mandates, consolidated redemptions and other outflows for the fiscal year ended October 31, 2018 were up 6 percent from the fiscal year ended October 31, 2017. Consolidated redemptions and other outflows were $33.0 billion in the fourth quarter of fiscal 2018, down 10 percent from $36.6 billion in the fourth quarter of fiscal 2017 and down 4 percent from $34.2 billion in the third quarter of fiscal 2018. Excluding exposure management mandates, consolidated redemptions and other outflows in the fourth quarter of fiscal 2018 were up 14 percent from both the fourth quarter of fiscal 2017 and the third quarter of fiscal 2018.

As of October 31, 2018, Hexavest managed $13.8 billion of client assets, down 14 percent from $16.0 billion of managed assets on October 31, 2017 and down 9 percent from the $15.2 billion of managed assets on July 31, 2018. Hexavest had net outflows of $2.2 billion for the fiscal year ended October 31, 2018 versus net inflows of $0.1 billion for the fiscal year ended October 31, 2017. Hexavest had net outflows of $0.9 billion in the fourth quarter of fiscal 2018 versus net inflows of $0.3 billion in the fourth quarter of fiscal 2017 and net outflows of $0.8 billion in the third quarter of fiscal 2018. Attachment 11 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights
(in thousands, except per share figures)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2018	2018	2017	2018	2017
Revenue	$435,974	$430,602	$405,673	$1,702,249	$1,529,010
Expenses	291,522	288,338	267,302	1,147,047	1,046,252
Operating income	144,452	142,264	138,371	555,202	482,758
Operating margin	33.1%	33.0%	34.1%	32.6%	31.6%
Non-operating income (expense)	(4,912)	(20)	(1,920)	(11,967)	(13,589)
Income taxes	(36,823)	(37,219)	(49,802)	(156,703)	(173,666)
Equity in net income of
affiliates, net of tax	2,496	2,750	2,897	11,373	10,870
Net income	105,213	107,775	89,546	397,905	306,373
Net (income) loss attributable
to non-controlling and
other beneficial interests	274	(5,981)	(7,462)	(15,967)	(24,242)
Net income attributable to
Eaton Vance Corp. shareholders	$105,487	$101,794	$82,084	$381,938	$282,131
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$102,383	$100,469	$82,726	$394,138	$288,187
Earnings per diluted share	$0.87	$0.83	$0.69	$3.11	$2.42
Adjusted earnings per diluted share	$0.85	$0.82	$0.70	$3.21	$2.48

Fiscal 2018 vs. Fiscal 2017

In fiscal 2018, revenue increased 11 percent to $1.7 billion from $1.5 billion in fiscal 2017. Management fees were up 12 percent, as a 16 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were $(1.7) million in fiscal 2018 compared to $0.4 million in fiscal 2017. Distribution and service fee revenues collectively were up 3 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 10 percent to $1.1 billion in fiscal 2018 from $1.0 billion in fiscal 2017, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses. The increase in compensation expense reflects higher salaries and benefits associated with increases in headcount, higher operating income- and performance-based bonus accruals and higher stock-based compensation, partially offset by a decrease in sales-based incentive compensation. The increase in distribution expense reflects an increase in intermediary marketing and sales support payments, higher distribution fee payments, primarily driven by higher average managed assets, and an increase in marketing and promotion costs, partially offset by a decrease in closed-end fund structuring fees and lower Class A sales commissions. The increase in service fee expense reflects higher average assets under management in certain fund share classes subject to service fee payments. The increase in amortization of deferred sales commissions reflects higher commission amortization for private funds, partially offset by lower Class B and Class C commission amortization. The increase in fund-related expenses reflects higher fund subsidies, higher sub-advisory fees paid and an increase in fund expenses borne by the Company on funds for which it earns an all-in fee, partially offset by a $1.9 million decrease in fund expenses borne by the Company related to a one-time reimbursement made by the Company to certain funds in fiscal 2017. Other operating expenses increased 13 percent, reflecting higher information technology, facilities, professional services and travel expenses, partially offset by a decrease in other corporate expenses.

Operating income increased 15 percent to $555.2 million in fiscal 2018 from $482.8 million in fiscal 2017. Operating margin increased to 32.6 percent in fiscal 2018 from 31.6 percent in fiscal 2017. As shown in Attachment 2, excluding the $3.5 million of closed-end fund structuring fees paid in fiscal 2017, adjusted operating income was up 14 percent year-over-year.

Non-operating expense totaled $12.0 million in fiscal 2018 and $13.6 million in fiscal 2017. The year-over-year change reflects $5.4 million of costs incurred in connection with retiring the Company’s 2017 Senior Notes in fiscal 2017, a $3.9 million decrease in interest expense and $1.6 million of income contribution from consolidated CLO entities in fiscal 2018, partially offset by a $9.2 million decrease in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds. The decrease in interest expense primarily reflects the retirement of the 2017 Senior Notes and the issuance in fiscal 2017 of $300 million in aggregate principal amount of 3.5 percent senior notes due April 6, 2027. Net gains and other investment income in fiscal 2018 included a $6.5 million charge to reflect the expiration during the period of the Company’s option to acquire an additional 26 percent ownership interest in Hexavest under the terms of the option agreement entered into when the Company acquired its Hexavest position in 2012. Net gains and other investment income in fiscal 2017 included a $1.9 million gain recognized upon the release from escrow of payments received in connection with the sale of the Company’s equity interest in Lloyd George Management (BVI) Ltd. in fiscal 2011.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 28.8 percent in fiscal 2018 and 37.0 percent in fiscal 2017. The Company’s effective tax rate in fiscal 2018 is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $11.4 million in fiscal 2018 and $10.9 million in fiscal 2017. Equity in net income of affiliates in fiscal 2018 included $11.0 million from the Company’s investment in Hexavest and $0.4 million from the Company’s investment in a private equity partnership. Equity in net income of affiliates in fiscal 2017 included $10.6 million from the Company’s Hexavest investment and $0.3 million from the Company’s private equity partnership investment.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $16.0 million in fiscal 2018 and $24.2 million in fiscal 2017. The year-over-year change primarily reflects a decrease in income of consolidated sponsored funds.

Fourth Quarter Fiscal 2018 vs. Fourth Quarter Fiscal 2017

In the fourth quarter of fiscal 2018, revenue increased 7 percent to $436.0 million from $405.7 million in the fourth quarter of fiscal 2017. Management fees were up 8 percent, as a 10 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were $(0.3) million in the fourth quarter of both fiscal 2018 and fiscal 2017. Distribution and service fee revenues collectively were up 3 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 9 percent to $291.5 million in the fourth quarter of fiscal 2018 from $267.3 million in the fourth quarter of fiscal 2017. Increases in compensation, distribution expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses were partially offset by lower service fee expense. The increase in compensation expense reflects higher salaries and benefits associated with increases in headcount, higher operating income- and performance-based bonus accruals, higher sales-based incentive compensation and higher stock-based compensation. The increase in distribution expense reflects an increase in intermediary marketing and sales support payments, higher distribution fee payments, primarily driven by higher average managed assets, and an increase in marketing and promotion costs. The increase in amortization of deferred sales commissions reflects higher commission amortization for private funds, partially offset by lower Class C commission amortization. The increase in fund-related expenses reflects increases in fund subsidies, higher sub-advisory fees paid and an increase in fund expenses borne by the Company on funds for which it earns an all-in fee. Other operating expenses increased 13 percent, reflecting higher facilities, information technology, professional services and other corporate expenses, partially offset by a decrease in travel expenses. The decrease in service fee expense reflects lower average assets under management in certain fund share classes that are subject to service fee payments.

Operating income increased 4 percent to $144.5 million in the fourth quarter of fiscal 2018 from $138.4 million in the fourth quarter of fiscal 2017. Operating margin decreased to 33.1 percent in the fourth quarter of fiscal 2018 from 34.1 percent in the fourth quarter of fiscal 2017.

Non-operating expense was $4.9 million in the fourth quarter of fiscal 2018 and $1.9 million in the fourth quarter of fiscal 2017. The year-over-year change primarily reflects a $3.4 million decrease in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, partially offset by $0.4 million of income contribution from consolidated CLO entities in the fourth quarter of fiscal 2018.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 26.4 percent in the fourth quarter of fiscal 2018 and 36.5 percent in the fourth quarter of fiscal 2017. The Company’s effective tax rate in the fourth quarter of fiscal 2018 is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $2.5 million and $2.9 million in the fourth quarters of fiscal 2018 and 2017, respectively. Equity in net income of affiliates in the fourth quarter of fiscal 2018 included $2.6 million from the Company’s investment in Hexavest and $(0.1) million from the Company’s investment in a private equity partnership. In the fourth quarter of fiscal 2017, substantially all equity in net income of affiliates related to the Company’s Hexavest investment.

As detailed in Attachment 3, net income (loss) attributable to non-controlling and other beneficial interests was $(0.3) million in the fourth quarter of fiscal 2018 and $7.5 million in the fourth quarter of fiscal 2017. The year-over-year change primarily reflects a decrease in income of consolidated sponsored funds.

Fourth Quarter Fiscal 2018 vs. Third Quarter of Fiscal 2018

In the fourth quarter of fiscal 2018, revenue increased 1 percent to $436.0 million from $430.6 million in the third quarter of fiscal 2018. Management fees were up 1 percent, primarily reflecting a 2 percent increase in average consolidated assets under management. Performance fees were $(0.3) million in the fourth quarter of fiscal 2018 and $(0.4) million in the third quarter of fiscal 2018. Distribution and service fee revenues collectively were up 1 percent, reflecting higher managed assets in certain fund share classes that are subject to these fees.

Operating expenses increased 1 percent to $291.5 million in the fourth quarter of fiscal 2018 from $288.3 million in the third quarter of fiscal 2018. Increases in distribution expense, amortization of deferred sales commissions, fund-related expenses and other expenses were partially offset by lower compensation. The increase in distribution expense primarily reflects an increase in marketing and promotion costs and higher intermediary marketing and sales support payments, partially offset by lower Class C distribution fees. The increase in amortization of deferred sales commissions reflects higher private fund and Class C commission amortization. The increase in fund-related expenses primarily reflects higher fund subsidies and an increase in fund expenses borne by the Company on funds for which it earns an all-in fee. Other operating expenses increased 6 percent, primarily reflecting higher professional services, facilities, information technology, travel and other corporate expenses, partially offset by a decrease in communications expense. The decrease in compensation expense primarily reflects lower stock-based compensation, primarily driven by accelerations recognized in the third quarter of fiscal 2018 due to employee retirements, decreases in payroll taxes and benefits and lower operating-income based bonus accruals.

Operating income increased 2 percent to $144.5 million in the fourth quarter of fiscal 2018 from $142.3 million in the third quarter of fiscal 2018. Operating margin increased to 33.1 percent in the fourth quarter of fiscal 2018 from 33.0 percent in the third quarter of fiscal 2018.

Non-operating expense was $4.9 million in the fourth quarter of fiscal 2018 and negligible in the third quarter of fiscal 2018. The sequential change primarily reflects a $6.5 million decrease in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, partially offset by a $1.6 million increase in income contribution from consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 26.4 percent in the fourth quarter of fiscal 2018 and 26.2 percent in the third quarter of fiscal 2018. The Company’s effective tax rate in the fourth and third quarters of fiscal 2018 is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $2.5 million in the fourth quarter of fiscal 2018 and $2.8 million in the third quarter of fiscal 2018. Equity in net income of affiliates in the fourth quarter of fiscal 2018 included $2.6 million from the Company’s investment in Hexavest and $(0.1) million from the Company’s investment in a private equity partnership. In the third quarter of fiscal 2018, substantially all equity in net income of affiliates related to the Company’s Hexavest investment.

As detailed in Attachment 3, net income (loss) attributable to non-controlling and other beneficial interests was $(0.3) million in the fourth quarter of fiscal 2018 and $6.0 million in the third quarter of fiscal 2018. The sequential change primarily reflects a decrease in income of consolidated sponsored funds.

Taxation

On December 22, 2017, the 2017 Tax Act was signed into law in the U.S. Among other significant changes, the 2017 Tax Act reduced the statutory federal income tax rate for U.S. corporate taxpayers from a maximum of 35 percent to 21 percent and required the deemed repatriation of foreign earnings not previously subject to U.S. taxation. Because the lower federal income tax rate took effect two months into the Company’s fiscal year, a blended federal tax rate of 23.3 percent applied to the Company for fiscal 2018 (see table below).

The Company’s income tax provision for fiscal 2018 included a non-recurring charge of $24.0 million to reflect the effects of enactment of the 2017 Tax Act. The non-recurring charge was based on interpretation of the tax law changes, and included $21.2 million from the revaluation of the Company’s deferred tax assets and liabilities and $2.8 million for the deemed repatriation of foreign-sourced net earnings not previously subject to U.S. taxation. The increase in the Company’s effective tax rate for fiscal 2018 resulting from this charge was offset by an income tax benefit of $17.5 million related to the exercise of stock options and vesting of restricted stock during the period. Accounting guidance adopted in the first quarter of fiscal 2018 requires the net excess tax benefits or tax deficiencies related to stock-based compensation windfalls or shortfalls, respectively, to be recognized in earnings.

The Company’s income tax provision in the fourth and third quarters of fiscal 2018 was reduced by net excess tax benefits of $2.4 million and $1.3 million, respectively, related to the exercise of stock options and vesting of restricted stock during those periods. In the fourth quarter of fiscal 2018, the Company’s income tax provision was further reduced by $0.7 million due to the refinement of prior estimates used to calculate the non-recurring impact of the 2017 Tax Act.

The Company’s calculations of adjusted net income and adjusted earnings per diluted share remove the tax impact of stock-based compensation shortfalls or windfalls recognized in connection with the accounting guidance adopted in the first quarter of fiscal 2018, and the non-recurring tax impact of U.S. tax law changes. On this basis, the Company’s adjusted effective tax rate was 28.6 percent and 27.1 percent in the fourth and third quarters of fiscal 2018, respectively, and 27.6 percent for fiscal 2018 as a whole. On the same adjusted basis, the Company estimates that its effective tax rate will be approximately 25.9 to 26.4 percent for fiscal 2019. The Company’s actual tax rates for fiscal 2019 may vary from this estimate due to changes in the Company’s tax policy interpretations and assumptions, additional regulatory guidance that may be issued and other factors.

The following table reconciles the statutory federal income tax rate to the Company’s effective tax rate for the fourth and third quarters of fiscal 2018 and fiscal 2018 as a whole:

	Three Months Ended		Fiscal Year Ended
	October 31,	July 31,	October 31,
	2018	2018	2018
Statutory U.S. federal income tax rate(2)	23.3%	23.3%	23.3%
State income taxes for current year, net of federal income tax benefits	4.4	4.4	4.4
Net income attributable to non-controlling and other beneficial interests		(1.0)	(0.7)
Other items	0.9	0.4	0.6
Adjusted effective income tax rate(3)	28.6	27.1	27.6
Non-recurring impact of U.S. tax reform	(0.5)	-	4.4
Net excess tax benefits from stock-based compensation plans(4)	(1.7)	(0.9)	(3.2)
Effective income tax rate	26.4%	26.2%	28.8%

The Company continues to carefully evaluate the impact of the 2017 Tax Act, certain provisions of which do not take effect for the Company until fiscal 2019, including, but not limited to, the global intangible low-taxed income, foreign-derived intangible income and base erosion anti-abuse tax provisions.

Balance Sheet Information

As of October 31, 2018, the Company held $600.7 million of cash and cash equivalents and $273.3 million of investments in short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During fiscal 2018, the Company used $286.7 million to repurchase and retire approximately 5.6 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 7.3 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months and fiscal year ended October 31, 2018. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Fourth Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

(2) Statutory U.S. federal income tax rate is a blend of 35 percent and 21 percent based on the number of days in the Company’s fiscal year before and after the January 1, 2018 effective date of the reduction in the federal corporate income tax rate pursuant to the 2017 Tax Act. Based on current law, the Company’s fiscal 2019 statutory U.S. federal income tax rate will be 21 percent.

(3) Represents the Company’s effective income tax rate, excluding the tax impact of stock-based compensation shortfalls or windfalls, which recently adopted accounting guidance requires to be recognized in earnings, and the non-recurring tax impact of U.S. tax law changes. Management believes that the Company’s adjusted effective income tax rate is an important indicator of our operations because it excludes items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

(4) This amount reflects the impact of Accounting Standard Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted by the Company in the first quarter of fiscal 2018. The Company anticipates that the adoption of this guidance may cause fluctuations in the Company’s effective tax rate, particularly in the first quarter of each fiscal year, when most of the Company’s annual stock-based awards vest.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 1974043 when instructed.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2018	Q4 2018
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2018	2018	2017	Q3 2018	Q4 2017	2018	2017	Change
Revenue:
Management fees	$379,967	$374,553	$351,993	1%	8%	$1,481,896	$1,318,141	12%
Distribution and underwriter fees	20,085	20,099	19,785	-	2	80,478	78,776	2
Service fees	31,565	31,260	30,469	1	4	123,500	119,962	3
Other revenue	4,357	4,690	3,426	(7)	27	16,375	12,131	35
Total revenue	435,974	430,602	405,673	1	7	1,702,249	1,529,010	11
Expenses:
Compensation and related costs	148,673	152,921	141,012	(3)	5	604,631	553,952	9
Distribution expense	36,199	35,045	32,589	3	11	141,418	132,873	6
Service fee expense	28,686	28,760	29,135	-	(2)	113,337	112,519	1
Amortization of deferred sales commissions	5,052	4,637	4,177	9	21	18,394	16,239	13
Fund-related expenses	18,502	15,857	12,243	17	51	64,538	48,995	32
Other expenses	54,410	51,118	48,146	6	13	204,729	181,674	13
Total expenses	291,522	288,338	267,302	1	9	1,147,047	1,046,252	10
Operating income	144,452	142,264	138,371	2	4	555,202	482,758	15
Non-operating income (expense):
Gains and other investment income, net	598	7,131	3,984	(92)	(85)	10,066	19,303	(48)
Interest expense	(5,913)	(5,906)	(5,904)	-	-	(23,629)	(27,496)	(14)
Loss on extinguishment of debt	-	-	-	NM	NM	-	(5,396)	(100)
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains and other investment income, net	12,059	1,847	-	553	NM	16,882	-	NM
Interest and other expense	(11,656)	(3,092)	-	277	NM	(15,286)	-	NM
Total non-operating income (expense)	(4,912)	(20)	(1,920)	NM	156	(11,967)	(13,589)	(12)

Income before income taxes and equity
in net income of affiliates	139,540	142,244	136,451	(2)	2	543,235	469,169	16
Income taxes	(36,823)	(37,219)	(49,802)	(1)	(26)	(156,703)	(173,666)	(10)
Equity in net income of affiliates, net of tax	2,496	2,750	2,897	(9)	(14)	11,373	10,870	5
Net income	105,213	107,775	89,546	(2)	17	397,905	306,373	30
Net (income) loss attributable to non-controlling
and other beneficial interests	274	(5,981)	(7,462)	NM	NM	(15,967)	(24,242)	(34)
Net income attributable to
Eaton Vance Corp. shareholders	$105,487	$101,794	$82,084	4	29	$381,938	$282,131	35

Earnings per share:
Basic	$0.93	$0.89	$0.73	4	27	$3.33	$2.54	31
Diluted	$0.87	$0.83	$0.69	5	26	$3.11	$2.42	29

Weighted average shares outstanding:
Basic	113,576	114,610	112,499	(1)	1	114,745	110,918	3
Diluted	121,021	122,741	118,823	(1)	2	122,932	116,418	6

Dividends declared per share	$0.35	$0.31	$0.31	13	13	$1.28	$1.15	11

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2018	Q4 2018
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2018	2018	2017	Q3 2018	Q4 2017	2018	2017	Change

Net income attributable to Eaton Vance
Corp. shareholders	$105,487	$101,794	$82,084	4%	29%	$381,938	$282,131	35%

Repatriation of undistributed earnings of
foreign subsidiaries(1)	(255)	6	-	NM	NM	2,807	-	NM

Net excess tax benefit from stock-based
compensation plans(2)	(2,416)	(1,331)	-	82	NM	(17,487)	-	NM

Revaluation of deferred tax amounts(3)	(433)	-	-	NM	NM	21,220	-	NM

Loss on write-off of Hexavest option, net of tax(4)	-	-	-	NM	NM	5,660	-	NM

Loss on extinguishment of debt, net of tax(5)	-	-	-	NM	NM	-	3,346	(100)

Closed-end fund structuring fees, net of tax(6)	-	-	40	NM	(100)	-	2,179	(100)

Non-controlling interest value adjustments	-	-	602	NM	(100)	-	531	(100)

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$102,383	$100,469	$82,726	2	24	$394,138	$288,187	37

Earnings per diluted share	$0.87	$0.83	$0.69	5	26	$3.11	$2.42	29

Repatriation of undistributed earnings of
foreign subsidiaries	-	-	-	NM	NM	0.02	-	NM

Net excess tax benefit from stock-based
compensation plans	(0.02)	(0.01)	-	100	NM	(0.14)	-	NM

Revaluation of deferred tax amounts	-	-	-	NM	NM	0.17	-	NM

Loss on write-off of Hexavest option, net of tax	-	-	-	NM	NM	0.05	-	NM

Loss on extinguishment of debt, net of tax	-	-	-	NM	NM	-	0.03	(100)

Closed-end fund structuring fees, net of tax	-	-	-	NM	NM	-	0.02	(100)

Non-controlling interest value adjustments	-	-	0.01	NM	(100)	-	0.01	(100)

Adjusted earnings per diluted share	$0.85	$0.82	$0.70	4	21	$3.21	$2.48	29

(1) Reflects the recognition of incremental tax expense related to the deemed repatriation of foreign earnings considered to be indefinitely reinvested abroad and not previously subject to U.S. taxation.
(2) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018.
(3) Reflects the revaluation of deferred tax assets and deferred tax liabilities resulting from the enactment of the 2017 Tax Act on December 22, 2017.
(4) Reflects the $6.5 million loss recognized upon expiration of the Company's option to acquire an additional 26 percent ownership interest in Hexavest, net of the associated impact to taxes of $0.8 million.
(5) Reflects the $5.4 million loss on extinguishment of debt associated with retiring the Company's 2017 Senior Notes in May 2017, net of the associated impact to taxes of $2.1 million.

(6) Reflects structuring fees of $3.5 million (net of the associated impact to taxes of $1.3 million) paid in connection with the July 2017 initial public offering of Eaton Vance Floating-Rate 2022 Target Term Trust.

Eaton Vance Corp.
Reconciliation of operating income and operating margin
to adjusted operating income and adjusted operating margin
(in thousands)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2018	Q4 2018
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2018	2018	2017	Q3 2018	Q4 2017	2018	2017	Change

Operating income	$144,452	$142,264	$138,371	2%	4%	$555,202	$482,758	15%

Closed-end fund structuring fees(1)	-	-	65	NM	(100)	-	3,515	(100)

Adjusted operating income	$144,452	$142,264	$138,436	2	4	$555,202	$486,273	14

Operating margin	33.1%	33.0%	34.1%	-	(3)	32.6%	31.6%	3

Closed-end fund structuring fees	-	-	-	NM	NM	-	0.2	(100)

Adjusted operating margin	33.1%	33.0%	34.1%	-	(3)	32.6%	31.8%	3

(1) Reflects structuring fees of $3.5 million paid in connection with the July 2017 initial public offering of Eaton Vance Floating-Rate 2022 Target Term Trust.

						Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2018	Q4 2018
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2018	2018	2017	Q3 2018	Q4 2017	2018	2017	Change

Consolidated sponsored funds	$(4,447)	$1,862	$1,980	NM %	NM %	$(232)	$6,816	NM %

Majority-owned subsidiaries	4,173	4,119	4,880	1	(14)	16,199	16,895	(4)

Non-controlling interest value adjustments	-	-	602	NM	(100)	-	531	(100)

Net income (loss) attributable to non-controlling
and other beneficial interests	$(274)	$5,981	$7,462	NM	NM	$15,967	$24,242	(34)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	October 31,	October 31,
	2018	2017
Assets

Cash and cash equivalents	$600,696	$610,555
Management fees and other receivables	236,736	200,453
Investments	1,078,627	898,192
Assets of consolidated CLO entities:
Cash	216,598	-
Bank loans and other investments	874,304	31,348
Other assets	4,464	-
Deferred sales commissions	48,629	36,423
Deferred income taxes	45,826	67,100
Equipment and leasehold improvements, net	52,428	48,989
Intangible assets, net	80,885	89,812
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	95,454	83,348
Total assets	$3,599,328	$2,330,901

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$233,836	$207,330
Accounts payable and accrued expenses	91,410	68,115
Dividend payable	51,731	44,634
Debt	619,678	618,843
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	873,008	-
Line of credit	-	12,598
Other liabilities	154,185	-
Other liabilities	131,952	116,298
Total liabilities	2,155,800	1,067,818

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	335,097	250,823
Total temporary equity	335,097	250,823

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 422,935 and 442,932 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 116,527,845 and 118,077,872 shares, respectively	455	461
Additional paid-in capital	17,514	148,284
Notes receivable from stock option exercises	(8,057)	(11,112)
Accumulated other comprehensive loss	(53,181)	(47,474)
Retained earnings	1,150,698	921,235
Total Eaton Vance Corp. shareholders' equity	1,107,431	1,011,396
Non-redeemable non-controlling interests	1,000	864
Total permanent equity	1,108,431	1,012,260
Total liabilities, temporary equity and permanent equity	$3,599,328	$2,330,901

				Attachment 5
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2018	2018	2017	2018	2017
Equity assets – beginning of period(2)	$122,466	$117,757	$110,198	$113,472	$89,981
Sales and other inflows	4,666	5,385	5,156	21,840	21,111
Redemptions/outflows	(5,328)	(4,900)	(5,511)	(20,813)	(19,828)
Net flows	(662)	485	(355)	1,027	1,283
Assets acquired(3)	-	-	-	-	5,704
Exchanges	31	8	2	37	62
Market value change	(6,063)	4,216	3,627	1,236	16,442
Equity assets – end of period	$115,772	$122,466	$113,472	$115,772	$113,472
Fixed income assets – beginning of period(4)	76,819	74,024	68,708	70,797	60,607
Sales and other inflows(5)	7,038	6,730	5,256	26,259	22,097
Redemptions/outflows	(4,788)	(4,065)	(3,131)	(16,715)	(16,137)
Net flows	2,250	2,665	2,125	9,544	5,960
Assets acquired(3)	-	-	-	-	4,170
Exchanges	5	(16)	8	-	(139)
Market value change	(1,230)	146	(44)	(2,497)	199
Fixed income assets – end of period	$77,844	$76,819	$70,797	$77,844	$70,797
Floating-rate income assets – beginning of period	42,955	42,282	38,754	38,819	32,107
Sales and other inflows	4,079	3,387	2,348	14,301	15,222
Redemptions/outflows	(2,103)	(2,438)	(1,927)	(8,401)	(8,889)
Net flows	1,976	949	421	5,900	6,333
Exchanges	46	25	(10)	86	136
Market value change	(140)	(301)	(346)	32	243
Floating-rate income assets – end of period	$44,837	$42,955	$38,819	$44,837	$38,819
Alternative assets – beginning of period	13,465	13,506	11,877	12,637	10,687
Sales and other inflows	847	1,254	2,384	5,679	5,930
Redemptions/outflows	(1,570)	(999)	(1,716)	(4,947)	(4,067)
Net flows	(723)	255	668	732	1,863
Exchanges	(75)	(20)	3	(103)	(4)
Market value change	(528)	(276)	89	(1,127)	91
Alternative assets – end of period	$12,139	$13,465	$12,637	$12,139	$12,637
Portfolio implementation assets – beginning of period	115,035	107,170	93,285	99,615	71,426
Sales and other inflows	5,578	6,085	5,199	22,562	23,359
Redemptions/outflows	(3,819)	(3,025)	(3,178)	(14,141)	(12,438)
Net flows	1,759	3,060	2,021	8,421	10,921
Exchanges	(6)	(1)	-	(22)	5
Market value change	(5,948)	4,806	4,309	2,826	17,263
Portfolio implementation assets – end of period	$110,840	$115,035	$99,615	$110,840	$99,615
Exposure management assets – beginning of period	82,443	85,333	82,763	86,976	71,572
Sales and other inflows	12,946	15,131	24,239	65,812	80,532
Redemptions/outflows	(15,438)	(18,814)	(21,161)	(74,095)	(69,058)
Net flows	(2,492)	(3,683)	3,078	(8,283)	11,474
Market value change	(2,080)	793	1,135	(822)	3,930
Exposure management assets – end of period	$77,871	$82,443	$86,976	$77,871	$86,976
Total assets under management – beginning of period	453,183	440,072	405,585	422,316	336,380
Sales and other inflows(5)	35,154	37,972	44,582	156,453	168,251
Redemptions/outflows	(33,046)	(34,241)	(36,624)	(139,112)	(130,417)
Net flows	2,108	3,731	7,958	17,341	37,834
Assets acquired(3)	-	-	-	-	9,874
Exchanges	1	(4)	3	(2)	60
Market value change	(15,989)	9,384	8,770	(352)	38,168
Total assets under management – end of period	$439,303	$453,183	$422,316	$439,303	$422,316

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Whenever presented, Equity assets include balanced and other multi-asset mandates.

(3) Represents managed assets gained in the acquisition of the business assets of Calvert Investment Management, Inc. (Calvert Investments) on December 30, 2016.  Equity assets acquired and total assets acquired exclude $2.1 billion of managed assets of Calvert Equity Fund, which is sub-advised by Atlanta Capital and whose managed assets were included in the

     Company's consolidated assets under management prior to the Calvert Investments acquisition.

(4) Whenever presented, Fixed Income assets include cash management mandates.
(5) Includes $0.8 billion of managed assets gained in assuming the fixed income business assets of the former Oechsle International Advisors, LLC on January 31, 2018.

				Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2018	2018	2017	2018	2017
Fund assets – beginning of period(2)	$168,778	$162,869	$152,734	$156,853	$125,722
Sales and other inflows	11,303	10,855	10,303	44,470	40,967
Redemptions/outflows	(9,438)	(7,878)	(8,404)	(34,802)	(33,350)
Net flows	1,865	2,977	1,899	9,668	7,617
Assets acquired(3)	-	-	-	-	9,821
Exchanges(4)	-	304	10	305	2,196
Market value change	(5,675)	2,628	2,210	(1,858)	11,497
Fund assets – end of period	$164,968	$168,778	$156,853	$164,968	$156,853
Institutional separate accounts – beginning of period	162,701	163,816	154,253	159,986	136,451
Sales and other inflows(5)	14,936	18,929	26,615	79,502	93,067
Redemptions/outflows	(18,278)	(22,293)	(24,112)	(85,638)	(81,096)
Net flows	(3,342)	(3,364)	2,503	(6,136)	11,971
Assets acquired(3)	-	-	-	-	40
Exchanges(4)	-	(308)	(8)	18	(2,063)
Market value change	(5,363)	2,557	3,238	128	13,587
Institutional separate accounts – end of period	$153,996	$162,701	$159,986	$153,996	$159,986
High-net-worth separate accounts – beginning of period	45,379	42,154	36,439	39,715	25,806
Sales and other inflows	2,614	2,654	3,138	9,563	12,965
Redemptions/outflows	(1,202)	(1,297)	(1,477)	(5,414)	(5,370)
Net flows	1,412	1,357	1,661	4,149	7,595
Exchanges	42	27	7	(165)	(24)
Market value change	(2,143)	1,841	1,608	991	6,338
High-net-worth separate accounts – end of period	$44,690	$45,379	$39,715	$44,690	$39,715
Retail managed accounts – beginning of period	76,325	71,233	62,159	65,762	48,401
Sales and other inflows	6,301	5,534	4,526	22,918	21,252
Redemptions/outflows	(4,128)	(2,773)	(2,631)	(13,258)	(10,601)
Net flows	2,173	2,761	1,895	9,660	10,651
Assets acquired(3)	-	-	-	-	13
Exchanges	(41)	(27)	(6)	(160)	(49)
Market value change	(2,808)	2,358	1,714	387	6,746
Retail managed accounts – end of period	$75,649	$76,325	$65,762	$75,649	$65,762
Total assets under management – beginning of period	453,183	440,072	405,585	422,316	336,380
Sales and other inflows(5)	35,154	37,972	44,582	156,453	168,251
Redemptions/outflows	(33,046)	(34,241)	(36,624)	(139,112)	(130,417)
Net flows	2,108	3,731	7,958	17,341	37,834
Assets acquired(3)	-	-	-	-	9,874
Exchanges	1	(4)	3	(2)	60
Market value change	(15,989)	9,384	8,770	(352)	38,168
Total assets under management – end of period	$439,303	$453,183	$422,316	$439,303	$422,316

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Whenever presented, Fund assets include assets of cash management funds.

(3) Represents managed assets gained in the acquisition of the business assets of Calvert Investments on December 30, 2016.  Fund assets acquired and total assets acquired exclude $2.1 billion of managed assets of Calvert Equity Fund, which is sub-advised by Atlanta Capital and whose managed assets were included in the Company’s consolidated assets under management prior to the Calvert Investments acquisition.

(4) Reflects the reclassification from institutional separate accounts to funds of $2.1 billion of managed assets of Calvert Equity Fund sub-advised by Atlanta Capital upon the Company's acquisition of the business assets of Calvert Investments on December 30, 2016.

(5) Includes $0.8 billion of managed assets gained in assuming the fixed income business assets of the former Oechsle International Advisors, LLC on January 31, 2018.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2018	2018	Change	2017	Change
Equity(2)	$115,772	$122,466	-5%	$113,472	2%
Fixed income(3)	77,844	76,819	1%	70,797	10%
Floating-rate income	44,837	42,955	4%	38,819	16%
Alternative	12,139	13,465	-10%	12,637	-4%
Portfolio implementation	110,840	115,035	-4%	99,615	11%
Exposure management	77,871	82,443	-6%	86,976	-10%
Total	$439,303	$453,183	-3%	$422,316	4%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes balanced and other multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2018	2018	Change	2017	Change
Open-end funds(2)	$102,426	$104,898	-2%	$97,601	5%
Closed-end funds	23,998	24,947	-4%	24,816	-3%
Private funds(3)	38,544	38,933	-1%	34,436	12%
Institutional separate accounts	153,996	162,701	-5%	159,986	-4%
High-net-worth separate accounts	44,690	45,379	-2%	39,715	13%
Retail managed accounts	75,649	76,325	-1%	65,762	15%
Total	$439,303	$453,183	-3%	$422,316	4%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes assets in NextShares funds.
(3) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2018	2018	Change	2017	Change
Eaton Vance Management(2)	$179,321	$179,558	0%	$164,257	9%
Parametric	224,238	236,272	-5%	224,941	0%
Atlanta Capital(3)	23,355	25,004	-7%	22,379	4%
Calvert Research and Management(3)	12,389	12,349	0%	10,739	15%
Total	$439,303	$453,183	-3%	$422,316	4%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

(3) Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities,

     the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Fund, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert

     Research and Management, including assets sub-advised by other Eaton Vance affiliates, were $14.7 billion as of both October 31, 2018 and July 31, 2018, and $12.9 billion as of October 31, 2017.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)
(in basis points on average managed assets)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2018	Q4 2018
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2018	2018	2017	Q3 2018	Q4 2017	2018	2017	Change
Equity	59.2	59.9	60.7	-1%	-2%	59.9	61.7	-3%
Fixed income	34.7	35.1	37.1	-1%	-6%	35.5	38.0	-7%
Floating-rate income	50.3	50.4	51.5	0%	-2%	50.7	51.6	-2%
Alternative	69.5	69.3	64.2	0%	8%	69.1	63.3	9%
Portfolio implementation	14.7	14.5	14.8	1%	-1%	14.6	14.7	-1%
Exposure management	5.4	5.2	5.3	4%	2%	5.2	5.2	0%
Consolidated average
annualized fee rates	33.4	33.5	33.9	0%	-1%	33.5	34.5	-3%

(1) Excludes performance-based fees, which were $(0.3) million for the three months ended October 31, 2018, $(0.4) for the three months ended July 31, 2018, $(0.3) million for the three months ended October 31, 2017, $(1.7) million for the fiscal year ended October 31, 2018 and $0.4 million for the fiscal year ended October 31, 2017.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2018	2018	2017	2018	2017
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$168	$179	$151	$182	$231
Sales and other inflows	1	1	30	12	92
Redemptions/outflows	(4)	(14)	(3)	(35)	(177)
Net flows	(3)	(13)	27	(23)	(85)
Market value change	(6)	2	4	-	36
Eaton Vance sponsored funds – end of period	$159	$168	$182	$159	$182
Eaton Vance distributed separate accounts –
beginning of period(2)	$2,522	$3,087	$2,655	$3,092	$2,492
Sales and other inflows	58	32	399	230	1,124
Redemptions/outflows	(327)	(631)	(17)	(1,176)	(920)
Net flows	(269)	(599)	382	(946)	204
Market value change	(84)	34	55	23	396
Eaton Vance distributed separate accounts – end of period	$2,169	$2,522	$3,092	$2,169	$3,092
Total Eaton Vance distributed – beginning of period	$2,690	$3,266	$2,806	$3,274	$2,723
Sales and other inflows	59	33	429	242	1,216
Redemptions/outflows	(331)	(645)	(20)	(1,211)	(1,097)
Net flows	(272)	(612)	409	(969)	119
Market value change	(90)	36	59	23	432
Total Eaton Vance distributed – end of period	$2,328	$2,690	$3,274	$2,328	$3,274
Hexavest directly distributed – beginning of period(3)	$12,553	$12,502	$12,638	$12,748	$11,021
Sales and other inflows	233	440	290	1,149	1,140
Redemptions/outflows	(844)	(587)	(393)	(2,416)	(1,208)
Net flows	(611)	(147)	(103)	(1,267)	(68)
Market value change	(475)	198	213	(14)	1,795
Hexavest directly distributed – end of period	$11,467	$12,553	$12,748	$11,467	$12,748
Total Hexavest managed assets – beginning of period	$15,243	$15,768	$15,444	$16,022	$13,744
Sales and other inflows	292	473	719	1,391	2,356
Redemptions/outflows	(1,175)	(1,232)	(413)	(3,627)	(2,305)
Net flows	(883)	(759)	306	(2,236)	51
Market value change	(565)	234	272	9	2,227
Total Hexavest managed assets – end of period	$13,795	$15,243	$16,022	$13,795	$16,022

(1) Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.

(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.

(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.